   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 2002

                                                      REGISTRATION NO. 333-90147
                                                   REGISTRATION NO. 333-90147-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 ---------------


            APACHE CORPORATION                 APACHE FINANCE CANADA CORPORATION
        (Exact name of registrant                   (Exact name of registrant
       as specified in its charter)               as specified in its charter)

                  DELAWARE                               NOVA SCOTIA
        (State or other jurisdiction             (State or other jurisdiction
     of incorporation or organization)         of incorporation or organization)

              NO. 41-0747868                         TO BE APPLIED FOR
            (I.R.S. Employer                         (I.R.S. Employer
         Identification Number)                    Identification Number)

            ONE POST OAK CENTRAL                         SUITE 1000
     2000 POST OAK BOULEVARD, SUITE 100              700-9TH AVE. S.W.
         HOUSTON, TEXAS 77056-4400                    CALGARY, ALBERTA
               (713) 296-6000                          CANADA T2P 3V4
     (Address, including zip code, and                 (403) 261-1200
 telephone number, including area code, of        (Address, including zip code,
      registrant's executive offices)           and telephone number, including
                                                   area code, of registrant's
                                                        executive offices)

                                Z. S. KOBIASHVILI
                       2000 POST OAK BOULEVARD, SUITE 100
                            HOUSTON, TEXAS 77056-4400
                                 (713) 296-6000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                   Copies to:

           RALPH K. MILLER, JR.                       CRAIG E. CHAPMAN
      CHAMBERLAIN, HRDLICKA, WHITE,                   BROWN & WOOD LLP
            WILLIAMS & MARTIN                      ONE WORLD TRADE CENTER
      1200 SMITH STREET, SUITE 1400             NEW YORK, NEW YORK 10048-0557
        HOUSTON, TEXAS 77002-4310

                                 ---------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                 ---------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================




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



We previously registered up to $400,000,000 of our unsecured senior debt securities and guarantees for resale under a registration statement on Form S-3 filed with the Securities and Exchange Commission on November 2, 1999 and amended by an amendment filed on November 12, 1999 (Registration Nos. 333-90147, 333-90147-01). We have made one offering of debt securities and guarantees under the registration statement, $300,000,000 of our 7.75% Notes due 2029, leaving $100,000,000 principal amount of debt securities still available under the registration statement. By filing this post effective amendment no. 2, we hereby remove from registration all of the remaining $100,000,000 of debt securities and guarantees and the registration statement is hereby amended, as appropriate, to reflect this removal from registration.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

    EXHIBIT NO.                         DESCRIPTION
    -----------                         -----------

        *1.1      -- The form of underwriting agreement will be filed as an
                     exhibit to a current report of Apache and incorporated in this registration statement by reference.

        *4.1      -- Form of Indenture among Apache, Apache Finance and The
                     Chase Manhattan Bank, as Trustee, governing the Debt Securities and the Guarantees.

        *5.1      -- Opinion of general counsel regarding legality of securities being registered.

        *5.2      -- Opinion of McInness, Cooper & Robertson regarding Apache
                     Finance Canada Corporation.

        *8.1      -- Opinion of Chamberlain, Hrdlicka, White, Williams & Martin
                     as to certain United States federal income tax matters.

        *8.2      -- Opinion of Bennett Jones as to certain Canadian federal income tax matters.

       *12.1      -- Statement of computation of ratios of earnings to fixed charges and to combined fixed charges and preferred stock dividends (incorporated by reference to Exhibit 12.1 to Apache's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, SEC File No. 1-4300).

       *23.1      -- Consent of Arthur Andersen LLP, Houston, Texas.

       *23.2      -- Consent of Ryder Scott Company Petroleum Engineers.

       *23.3      -- Consent of Netherland, Sewell & Associates, Inc.

       *23.4      -- Consent of general counsel (included in Exhibit 5.1).

       *23.5      -- Consent of Chamberlain, Hrdlicka, White, Williams & Martin
                     (included in Exhibit 8.1).

       *23.6      -- Consent of Bennett Jones (included in Exhibit 8.2).

       *23.7      -- Consent of McInness, Cooper & Robertson (included in
                     Exhibit 5.2).

       *24.1      -- Powers of Attorney (included in Part II as a part of the signature pages of the Registration Statement).

       *25.1      -- Statement of Eligibility and Qualification under Trust
                     Indenture Act of 1939 of The Chase Manhattan Bank, Trustee, is filed separately on Form T-1.
----------
* Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

APACHE CORPORATION

By: /s/ RAYMOND PLANK*
    ------------------------------
    Raymond Plank,
    Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 2 to the Registration Statement has been signed by an attorney-in-fact on behalf of the persons listed, in the capacities and on the date indicated.



          SIGNATURE                                  TITLE
----------------------------------     --------------------------------------

     /s/ G. STEVEN FARRIS*             President, Chief Executive Officer and
----------------------------------     Chief Operating Officer and Director
         G. Steven Farris              (Principal Executive Officer)

      /s/ ROGER B. PLANK*              Executive Vice President and
---------------------------------      Chief Financial Officer
         Roger B. Plank                (Principal Financial Officer)

    /s/ THOMAS L. MITCHELL*            Vice President and Controller
----------------------------------     (Principal Accounting Officer)
        Thomas L. Mitchell

    /s/ FREDERICK M. BOHEN*            Director
----------------------------------
        Frederick M. Bohen

    /s/ RANDOLPH M. FERLIC*            Director
----------------------------------
        Randolph M. Ferlic

    /s/ EUGENE C. FIEDOREK*            Director
----------------------------------
        Eugene C. Fiedorek

    /s/ A. D. FRAZIER, JR.*            Director
----------------------------------
        A. D. Frazier, Jr.

                                       Director
----------------------------------
     Patricia Albjerg Graham

      /s/ JOHN A. KOCUR*               Director
---------------------------------
          John A. Kocur

  /s/ GEORGE D. LAWRENCE JR.*          Director
----------------------------------
      George D. Lawrence Jr.

      /s/ F. H. MERELLI*               Director
----------------------------------
          F. H. Merelli

                                       Director
----------------------------------
        Rodmen D. Patton



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
                                       Director
----------------------------------
       Charles J. Pittman

       /s/ RAYMOND PLANK*              Director
----------------------------------
           Raymond Plank


  *By: /s/ Z. S. KOBIASHVILI
----------------------------------
       Z. S. Kobiashvili
       Attorney-in-Fact



Dated: December 23, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Apache Finance Canada Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas.

APACHE FINANCE CANADA
CORPORATION

By: /s/ G. STEVEN FARRIS*
    ------------------------------
    G. Steven Farris
    Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post Effective Amendment No. 2 to the Registration Statement has been signed by an attorney-in-fact on behalf of the persons listed, in the capacities and on the date indicated.


             SIGNATURE                             TITLE
             ---------                             -----

    /s/ G. STEVEN FARRIS*              Chief Executive Officer
----------------------------------     (Principal Executive Officer)
        G. Steven Farris

      /s/ ROGER B. PLANK*              Executive Vice President and
----------------------------------     Chief Financial Officer
          Roger B. Plank               (Principal Financial Officer)

    /s/ THOMAS L. MITCHELL*            Vice President and Controller
----------------------------------     (Principal Accounting Officer)
        Thomas L. Mitchell

   /s/ G. STEVEN FARRIS*               Director
----------------------------------
       G. Steven Farris

     /s/ FLOYD R. PRICE*               Director
----------------------------------
         Floyd R. Price

   /s/ Z. S. KOBIASHVILI*              Director
----------------------------------
       Z. S. Kobiashvili

    /s/ JOHN F. CURRAN*                Director
----------------------------------
        John F. Curran

   /s/ JAMES G. SMELTZER*              Director
----------------------------------
       James G. Smeltzer

     /s/ ROGER B. PLANK*               Director
----------------------------------
         Roger B. Plank


 *By: /s/ Z. S. KOBIASHVILI
----------------------------------
          Z. S. Kobiashvili
           Attorney-in-Fact

Dated: December 23, 2002



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